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THIS DISTRIBUTION AGREEMENT ("AGREEMENT") is made and entered into this day of
31st July 2001, by and between BAM ENTERTAINMENT LIMITED a company incorporated under English law under registered number 04112030 the address of whose registered office is 17 Burlington Street, Bath, Avon & Somerset BA1 2SB ("BAM"), and UBI SOFT ENTERTAINMENT SA, a French corporation, whose registered office is at 61 rue Saint-Helier, Rennes 35000 France ("UBI SOFT").

UBI SOFT and BAM being hereinafter individually referred to as "Party" or jointly referred to as the "Parties".

RECITALS

(A) UBI SOFT is engaged inter alia in the business of publishing and distributing game software in the "Territory" (as hereinafter defined).

(B) BAM is engaged inter alia in the business of development and production of game software for various platforms.

(C) BAM wishes to appoint UBI SOFT and UBI SOFT wishes to act, on the terms and conditions set forth in this Agreement, as the exclusive distributor of BAM's Products within the Territory.

(D) Therefore, in consideration of the mutual covenants hereinafter set forth and other good and valuable consideration, the parties hereto agree as follows:

1.    DEFINITIONS

      In this Agreement, the following terms shall have the following meanings:

1.1 "Products" shall mean all game software published by BAM in any language of the Territory including without limitation the Products listed in Schedule A and any other game software published or to be published by BAM in any of the Formats during the Term provided that (notwithstanding anything in this Agreement to the contrary) no program or video game shall constitute a Product unless or until BAM has (at its absolute discretion) selected and designated both it and the appropriate format it as such and notified the same to UBI SOFT. In the event BAM does not select any of its game software for inclusion into the Products, BAM shall not be entitled to distribute directly or indirectly such game software in the Territory during the Term.

      Within 10 (ten) Working Days after the date of notification to UBI SOFT as referred to in the proviso to the preceding paragraph UBI SOFT may reject at its absolute discretion any new game software added by BAM to the Products and serve notice of such rejection to BAM pursuant to Clause 13.1; provided however that in this event, BAM shall be free to distribute directly or indirectly such game software in the Territory.

1.2   "Territory" shall mean the countries set out in Schedule B.

1.3 "Format" shall include without limitation PC CDROM/DVDROM Sony Playstation (PSX and PSOne), Sony Playstation 2, Nintendo 64, Nintendo GameCube, Sega Dreamcast, Nintendo GameBoy and Nintendo GameBoy Color,

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      Nintendo GameBoy Advance, Microsoft Xbox, Bandai WonderSwan and DVD
      VIDEO, Internet (including without limitation the HTML language), wireless, mobile and cellular phones, I-Mode, Palm Pilot, handheld computers, portable computers and any other vocal or written mail services such as "GMS" and "UMTS".

1.4 "Promotional Materials" shall mean any documents and materials in any language of the Territory including advertising, promotional display and/or other such marketing materials of or concerning the Products, furnished and/or approved in writing by BAM pursuant to Clause 10.11 and which UBI SOFT may use in conjunction with the distribution of the Products and for promotional purposes.

1.5 "Net Revenues" shall mean 100% of Gross Revenues less (i) all returns, mark-downs and price protections actually credited, and (ii) customary and usual trade discounts actually granted by UBI SOFT to its customers.

1.6 "Gross Revenues" shall mean 100% of all amounts invoiced by UBI SOFT to customers or end users or otherwise directly or indirectly payable or credited to or receivable by UBI SOFT and its affiliates from customers or end users for sales of the Products and the exploitation by UBI SOFT and its affiliates of any of the rights granted to it hereunder, less VAT and custom duties included in such amounts.

1.7 "Right Price" shall mean that the Product is considered to be so sold if the retail price falls below [*] of the original retail price at release.

1.8 "Working Day" shall mean 9am to 6pm Monday to Friday excluding bank and public holidays in England.

1.9 "Distribution Channels" shall mean retail distribution channels in the Territory, including, without limitation distribution to retailers, directly to end-users, to electronic retailers and through BtoB opportunities. Products may be sold or marketed via the Internet but not transmitted, distributed or made available to download via the Internet.

1.10 "Term" shall mean the period from the Signature Date to the date of expiration or termination (howsoever caused) ("Termination Date").

1.11 "Signature Date" shall mean the date of signature of this Agreement or (if signed by the Parties on different dates) the later of such dates.

      All references to Clauses and Schedules are to Clauses, Sub-clauses and Schedules of this Agreement. Words importing the singular only shall include the plural and vice versa; words importing the masculine gender shall include the feminine; and words importing persons shall include corporations.

2.    GRANT OF RIGHTS

2.1 BAM hereby grants UBI SOFT the exclusive right during the Term on the terms and conditions set forth in this Agreement and as follows:


* Confidential portion omitted and filed separately with the Commission.



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2.1.1  To distribute, market and sell the Products, directly or indirectly through third party distributors, at full price and Budget Price, through any Distribution Channels throughout the Territory.

2.1.2 To manufacture, distribute, market and sell the Promotional Materials in connection with the distribution of the Products throughout the Territory.

2.2 BAM hereby grants UBI SOFT a non-exclusive and non-transferable right during the Term on the terms and conditions set forth in this Agreement to use BAM's trade marks as indicated in Schedule C, in connection with the distribution and promotion of the Products and Promotional Materials of the Products.

2.3 BAM hereby appoints UBI SOFT as its exclusive distributor of the Products in the Territory during the Term pursuant to the terms and conditions of this Agreement.

2.4 Only those rights with respect to the right to distribute, market and sell the Products in the Territory expressly granted in Sub-Clause 2.1 are licensed by BAM to UBI SOFT. All rights (including without limitation all rights outside the Territory and all and any electronic transaction rights (including without limitation cable, the internet and any on-line services) are retained and reserved by BAM exclusively worldwide.

3.     DELIVERY OF THE PRODUCTS BY BAM

3.1 The Parties shall, during the Term, discuss in good faith the proposed release dates of any Product and the expected levels of customer orders or customer demand for each of the Products available or to be released for the ensuing 4 (four) month period ("Expected Sales Level"). BAM shall provide UBI SOFT during the Term with any information which BAM reasonably considers relevant to the Products, including without limitation rating (age group, M-rated) for the purpose of discussing the Expected Sales Levels as set forth in this Clause 3.1. UBI SOFT shall however have no obligation to place orders of Products at such Expected Sales Level.

3.2 BAM shall (subject always to Clause 13.2) use its commercially reasonable endeavours to comply with UBI SOFT's initial order and shall deliver the number of units of Products ordered within (i) 45 (forty five) days after the service on it of any such order of Products for the PC Format and the Game Boy Advance Format and (ii) 10 (ten) Working Days after the service on it of any such order of Products for the PC Format and (iii) 60 (sixty) days after the service on it of any such order of Products for the Game Boy Advance Format.

3.3 During the Term, UBI SOFT shall be free to request additional orders for each Product, BAM shall (subject to Clause 13.2) use its commercially reasonable endeavours to comply with each additional order made by UBI SOFT in writing, in accordance with Sub-Clause 3.2.

3.4 All orders for Products by UBI SOFT (whether initial or additional) shall be in writing and served on BAM in accordance with Sub-Clause 13.1. The parties acknowledge and agree that there shall be no minimum quantities for any order of Products (whether initial or additional) other than in accordance with such minimum orders as may be set by Sony, Nintendo, Microsoft and their authorised replicators.

3.5 The Products, delivered by BAM to UBI SOFT in any language of the Territory shall be ready for sale in the Territory, with a manual attached, in their respective packaging and properly wrapped. All expenses related to the localization of the Products, including localization of packaging and manual of the Products, in any language of the Territory shall be borne by BAM.

     BAM will inform UBI SOFT of the minimum sales potential required to have the Products localized in any language of the Territory. The parties acknowledge that BAM shall have no obligation to localize the programs of the Products in any language of the Territory. BAM however acknowledges that sales potentials of the Products depend on BAM's decision with respect to localizations of the programs of the Products.

     In the event BAM decides not to localize the programs of the Products, BAM must deliver to UBI SOFT the Products which packaging and manual have been localized in the language of each country of the Territory except if the parties mutually agree to release the Products with English packaging and manuals. BAM shall however comply with local laws and regulations in each country of the Territory with respect to localization of the Products.

3.6 The Products shall be delivered to UBI SOFT FOB to any of the appropriate UBI SOFT warehouses in the Territory UBI SOFT's warehouses are located in France, Germany, Italy, Spain, Switzerland, Denmark and any other addresses in the Territory to be notified in writing by UBI SOFT to BAM with adequate advance notice. If the Products are delivered duties unpaid and if UBI SOFT's sale of the Products results in UBI SOFT having to pay the duties on the import of the Products, BAM shall promptly reimburse UBI SOFT the documented duties paid by the latter upon UBI SOFT's request.

3.7 The recommended retail price for the Products shall be set in accordance with Clause 10.14.

     UBI SOFT is entitled at any time during the Term, to return at its sole discretion any and all unsold Products, including Products which have been returned to UBI SOFT by its customers, and defective Products. UBI SOFT shall use reasonable endeavours to propose its customers sales price decreases and price protections to limit returns of unsold Products. Any price decrease shall be submitted by UBI SOFT for BAM's prior written approval. BAM shall have a period of 5 (five) Working Days to render its approval. In the event BAM does not render its approval or disapproval with such 5 (five) Working Day period, the price decrease submitted by UBI SOFT shall be deemed approved by BAM.

     Any return of the Products by UBI SOFT pursuant to this Clause 3.7 shall be at BAM's risk and sole expense. In addition, in the reasonable opinion of UBI SOFT a Product is a slowmoving item, each Party is entitled to enter into

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
        negotiations in good faith in order to come to an agreement acceptable for both Parties regarding such slow moving item.

3.8 Except as otherwise expressly provided in this Agreement, BAM will pay for and be responsible for shipment and insurance (a) of the Products delivered by BAM to UBI SOFT's warehouses in the Territory and (b) for returns of Products in accordance with Clause 3.7 by UBI SOFT to BAM. UBI SOFT shall pay for and be responsible for shipping and insuring Products(a) delivered by UBI SOFT to its customers and (b) for Products returned by UBI SOFT's customers to UBI SOFT.

3.9 In the event of a Product being found to have a manufacturing fault or any other defect which is not directly or indirectly attributable to any default by UBI SOFT, such Product will be replaced by BAM free of charge. Where it can be shown that UBI SOFT is responsible for any defect in any Product, UBI SOFT shall reimburse BAM for the cost of manufacture of such Product and for any other cost, expense or damage resulting therefrom.

4.      FREE SAMPLES

4.1 UBI SOFT shall be entitled to distribute Remuneration-free promotional units given away for the promotion of the Products ("Free Samples"). With regards to the Free Samples distributed for marketing and promotional purposes, UBI SOFT shall not pay any Remuneration to BAM.

4.2 Depending on the sales potential of the Products, UBI SOFT shall be entitled to distribute the following numbers of Free Samples:

4.2.1 for Products having a [*] units and above Expected Sales Level: [*] Free Samples.

4.2.2   for Products having between [*] and [*] units Expected Sales
        Level: [*] Free Samples.

4.2.3 for Products having less than [*] units Expected Sales Level: [*] Free Samples.

5.      REMUNERATION

5.1     UBI SOFT FEES

        In consideration of the services provided by UBI SOFT to BAM, UBI SOFT shall be entitled to a distribution services fee ("DISTRIBUTION SERVICE FEE") of (i) [*] of its Net Revenues with respect to sales of all Products except Products for the Nintendo GameBoy Advance Format and
        (ii) [*] of its Net Revenues with respect to sales of the Products for the Nintendo GameBoy Advance Format and (iii) notwithstanding the foregoing, [*] of its Net Revenues for any sale of the Products on any Format through sub-distribution agreement, which shall be deducted from the Remuneration paid by UBI SOFT to BAM under Sub-Clause 5.2 of this Agreement.

* Confidential portion omitted and filed separately with the Commission.


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
       The Distribution Service Fee shall be reduced (i) from [*] to [*] of the Net Revenues with respect to the all Products except Products for the Nintendo GameBoy Advance Format and (ii) from [*] to [*] of the Net Revenues with respect to the Products for the Nintendo GameBoy Advance Format, for any tranche of Gross Revenues above [*]. Such reduction shall not apply to sales of the Products through sub-distribution agreements for which the Distribution Service Fee shall remain [*] of the Net Revenues.

5.2    REMUNERATION TO BAM

5.2.1 UBI SOFT shall pay to BAM an amount ("REMUNERATION") equal to UBI SOFT's Net Revenues after deduction of (i) its Distribution Services Fee as set forth in Clause 5.1 and (ii) an indemnifying handling fee of [*] calculated on the amounts of credit notes issued by UBI SOFT and its affiliates to their customers with regard to any Product returned in accordance with Clause 3.7.

5.2.2 UBI SOFT shall pay an advance against the Remuneration, fully recoupable from January 2002 (inclusive) onwards against any amount due by UBI SOFT to BAM with respect to the Remuneration, in the amount of [*] (the "Advance"). The Advance shall be paid according to the following schedule:

       [*] upon signature of this Agreement by the Parties, recoupable against any amount due by UBI SOFT to BAM with respect to the Remuneration from January 2002 (inclusive)

       [*] upon commercial release of the first Product, recoupable against any amount due by UBI SOFT to BAM with respect to the Remuneration from March 2002 (inclusive)

       [*] within 60 (sixty) days after commercial release of the first Product, recoupable against any amount due by UBI SOFT to BAM with respect to the Remuneration from April 2002 (inclusive)

       UBI SOFT shall be entitled to deduct each month from the Remuneration a provision for returns, price protections and yearly discounts of [*] of the Remuneration. Such monthly provision shall be released and readjusted by UBI SOFT every 120 (one hundred and twenty) days.

5.2.3 Unless expressly provided herein, all payments of the Remuneration by UBI SOFT to BAM shall be made free, clear of and without any deduction or condition whatsoever other than deduction for Marketing Expenses as set forth in Clause 10.5.

5.2.4 In the event the balance of the Remuneration is negative because of returns of Products to UBI SOFT by its customers, BAM shall reimburse this negative balance to UBI SOFT each quarter provided always that the Advance shall only



* Confidential portion omitted and filed separately with the Commission.

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
       be recoupable in accordance with Clause 5.2.2 and in no circumstances will BAM be required to reimburse any of the Advance to UBI SOFT.

6.     STATEMENTS, INVOICE, PAYMENT AND AUDIT

6.1 UBI SOFT shall serve monthly statements on BAM within 30 (thirty) days after the end of each calendar month, detailing for each part of the Territory the sales of the Products, Gross Revenues, Net Revenues, marketing expenses, marketing expenses, the number of returns, the number of Products remaining in stock, the number of defective Products, the number of Free Samples, and the Remuneration payable to BAM. Payments of the Remuneration in respect of each month shall be made by UBI SOFT to BAM within 7 (seven) days after service on it of BAM's invoices and shall be made in Euros. For the avoidance of doubt the reference to seven days in this Clause shall be to seven sequential calendar days. UBI SOFT shall invoice its customers as soon as possible after shipment of Products to them and shall use its best endeavors to enforce payment thereof. Every invoice remaining unpaid after its due date will incur interest at 2% (two per cent) per annum above the base rate from time to time of Lloyds TSB Bank PLC.

       UBI SOFT agrees to provide BAM figures with respect to expected sales within 20 (twenty) days after the end of each calendar quarter for information purpose only.

6.2 BAM shall be entitled, with no less than 4 (four) weeks' prior written notice, to have UBI SOFT's accounts and books inspected at BAM's expense no more frequently than twice per year by an independent certified public accountant for the purpose of examining these books and records only as they relate to sales of the Products. In the event of an error in any accounting in favour of BAM of [*] or more, the reasonable cost of such inspection shall be borne by UBI SOFT.

7.     TERM

7.1    This Agreement shall commence on the Signature Date and continue for 2
       (two) years thereafter save that in the case of Italy, Finland, Norway, Denmark and Sweden it shall continue until 31 December 2002.

7.2 Unless the Agreement is terminated by BAM pursuant to Sub-Clause 12.1, UBI SOFT shall also be entitled to a sell-off period ("Sell-Off Period") for a period of [*] from the Termination Date. During the Sell-Off Period, UBI SOFT shall be authorized to sell and distribute any unit of the Products that remains in its stock.

7.3 This Agreement may be renewed upon mutual written agreement of the Parties.

7.4 Upon expiration or termination of this Agreement or (if Sub-Clause 7.2 applies) at the end of the Sell-Off Period, UBI SOFT shall promptly return to BAM, at BAM's risk and expense, the units of the Products that remain in the possession of UBI SOFT, together with a complete stock inventory thereof. UBI SOFT shall


* Confidential portion omitted and filed separately with the Commission.

        be entitled to retain an appropriate number of Products for replacement of defective Products.

8.      WARRANTIES AND INDEMNITIES

8.1     UBI SOFT Warranties and Indemnity

8.1.1 UBI SOFT warrants and represents that (i) UBI SOFT has and throughout the Term will have full power and authority to enter into and fully perform this Agreement, (ii) the execution and performance of this Agreement by UBI SOFT does not violate any agreements, rights or obligations existing between UBI SOFT and any third party or any other rights, laws or regulations, (iii) the Products will be stored separated from other products and the Products will be marked as BAM's property, (iv) UBI SOFT shall use best commercial efforts to distribute, market and sell the Products in the Territory (v) UBI SOFT shall maintain and manage a distribution and sales force which shall actively exploit the Products throughout the Territory, such sales force to have sufficient size, training expense and resources to serve the entire Territory in a professional manner consistent with commercially recognised industry standards.

8.1.2 UBI SOFT will both during and after the Term indemnify BAM against any loss, injury or damage (including any legal costs and expenses and any compensation costs and disbursements) suffered or incurred by BAM in consequence of any material breach of UBI SOFT's warranties contained in this Agreement.

8.2     BAM Warranties and Indemnity

8.2.1 BAM warrants and represents that (i) BAM has and throughout the Term will have full power and authority to enter into and fully perform this Agreement, (ii) the execution of this Agreement by BAM does not and will not anywhere in the Territory violate any copyright, trademark or other intellectual property rights of a third party or any agreements, rights or obligation existing between BAM and any third party or any other rights, laws or regulations, (iii) BAM is the author of or has been granted regularly the exclusive licence to distribute the Products and that the sale of the Products shall not be in any way a violation of any copyright or trade mark of any third party in the Territory during the Term, (iv) the Products have not been rated by the US Entertainment Software Ratings Board as more adult than "mature" and
        (v) BAM will use all commercially reasonable endeavours to comply with all applicable Laws, rules and regulations in effect during the Term of this Agreement, including without limitation all professional registration requirements and technical specifications pertaining to any aspect of the Products.

8.2.2 BAM will both during and after the Term indemnify UBI SOFT against any loss, injury or damage (including any legal costs and expenses and any compensation costs and disbursements) suffered and incurred by UBI SOFT in consequence of any material breach of any of BAM's warranties contained in this Agreement.

8.3 The indemnified Party shall promptly inform the indemnifying Party in writing of any such claim, demand or suit and shall fully cooperate in the defence thereof. The indemnified Party will not agree to the settlement of any such claim, demand or suit prior to the final judgement thereon without the consent of the


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
        indemnifying Party, whose consent will not be unreasonably withheld. The indemnified Party shall not by any act or omission admit liability or otherwise prejudice or jeopardise the indemnifying Party's actual or potential defence to any claim. The said indemnity is subject to the indemnified Party's duty to mitigate all of its said costs, expenses, damages or liabilities.

8.4 Neither Party shall be liable to the other for loss of profits, loss of use, or for any incidental consequential special or other damages however caused and whether liability is asserted in contract or tort, including negligence and strict liability, whether or not it had been advised by the other Party of the possibility of any such loss or damage occurring.

9.      COPYRIGHTS, PATENTS, TRADE MARKS & OTHER INTELLECTUAL PROPERTY RIGHTS

9.1 UBI SOFT shall use only those trade marks and copyrights of BAM designated in writing by BAM in distributing and marketing the Products.

9.2 UBI SOFT shall prominently display BAM's logos and trade marks on any Promotional Materials relative to the Products in a form and manner approved by BAM in writing in advance. UBI SOFT shall be entitled to use its own logos and trade marks in respect of the distribution and the marketing of the Products and on any Promotional Material as the exclusive distributor in the Territory in a form and manner approved by BAM in writing in advance. BAM's prior written approvals shall be rendered to UBI SOFT within 5 (five) Working Days. In the event BAM does not render its approval or disapproval with such 5 (five) Working Day period, any material and Promotional Material submitted by UBI SOFT shall be deemed approved. In the event such approval requires the approval of all or any of BAM's licensors, the parties agree to extend in writing the approval period accordingly.

9.3 UBI SOFT acknowledges that all of the copyrights, trade marks and other intellectual property rights used or embodied in or in connection with the Products including, but not limited to, all documentation and manuals relating thereto and all Promotional Materials are and shall remain the sole and exclusive property of and/or under exclusive licence to BAM, and UBI SOFT shall not during or at any time after the Term in any way question or dispute the ownership or any such rights granted to BAM in relation to the Products. To the extent that any such rights accrue to UBI SOFT, UBI SOFT shall hold the same as base trustee of BAM and shall promptly and unconditionally assign the same to BAM on demand in writing. UBI SOFT shall take all actions and execute all documents, at BAM's expense and as BAM may reasonably request, to effect the acknowledgement of ownership contained herein and to secure, maintain and defend for BAM's own benefit all rights therein.

9.4 UBI SOFT: (i) shall not create a unitary composite mark involving any BAM's trade marks without the prior written approval of BAM and (ii) shall display symbols and notices clearly and sufficiently indicating the trade mark status and ownership of BAM's trade marks by BAM in accordance with applicable trade mark law and practice. UBI SOFT acknowledges and agrees that its utilization of BAM's trade marks will not create in it, nor will it represent it has, any right, title or interest in or to such of BAM's trade marks other than the license expressly granted herein. BAM's prior written approvals shall be rendered to UBI SOFT within 5 (five) Working Days. In the event BAM does not render its approval or disapproval with such 5 (five) Working Day period, any material and Promotional Material submitted by UBI SOFT shall be deemed approved. In the event such approval requires the approval of BAM's licensors, the parties agree to extend in writing the approval period.

9.5 Upon the expiration of the Sell Off Period as set forth in Clause 7.2 or termination pursuant to Sub-Clause 12.1, UBI SOFT shall forthwith irrevocably discontinue its use referred to in Sub-Clause 9.1, without compensation for such discontinuation.

9.6 If during the Term any claim is asserted against UBI SOFT in relation to the Products or if UBI SOFT discovers that BAM's rights in the Products have been infringed it shall immediately notify BAM and render to BAM at BAM's expenses all such assistance in the prosecution of or defence to such matter as BAM may request.

10.     MARKETING & CUSTOMER SERVICE

10.1 The strategic and conceptual marketing and promotional activities of the Products shall be carried out by BAM. For each Product, BAM shall prepare a marketing plan that will be sent to UBI SOFT. UBI SOFT will adapt it to each country in the Territory and will transfer it to each local product manager. The parties agree to use reasonable endeavours to follow the guidelines attached hereto in Schedule D or such amended version of the guidelines as produced and agreed from time to time between them.

        The marketing plan shall include the following:

10.1.1  budget allocation;

10.1.2  proposed pricing strategies;

10.1.3  advice on release dates for the Products;

10.1.4  expectations on sales, etc.;

10.1.5  preference of media buying;

10.1.6  marketing at sales meetings and trade exhibitions.

10.2 UBI SOFT shall carry out such marketing for the Products (which shall include (without limitation) trade marketing, Operative advertising and in-store merchandising) in the Territory as BAM may request.

10.3 BAM shall reimburse to UBI SOFT marketing expenses actually incurred by UBI SOFT subject always to a limit of:-

10.3.1 [*] of Gross Revenues with respect to the Products except the Products for the Nintendo Game Boy Advance platform; and

* Confidential portion omitted and filed separately with the Commission.

10.3.2 [*] of Gross Revenues with respect to the Products for the Nintendo Game Boy Advance platform.

10.4 The allocation of the marketing expenses among the Products shall be agreed by the parties at the same time as the marketing plans, as soon as the Expected Sales Levels are determined by the parties pursuant to the provisions of Clause 3.1. The Marketing Expenses with respect to each Product shall be agreed by the parties no later than 4 months before the release date of any Product.

10.5 BAM agrees that subject to prior receipt of appropriate invoices from UBI SOFT and evidence of the actual marketing expenses incurred by UBI SOFT, UBI SOFT will be entitled to deduct from the Remuneration due to
        BAM:

10.5.1 such marketing expenses incurred by UBI SOFT in each month ("the Relevant Month"); and

10.5.2 any marketing expenses properly incurred in previous months which have not already been reimbursed by BAM;

        subject to the limits set out in clause 10.3.

10.6 BAM may at its sole discretion reimburse marketing expenses incurred by UBI SOFT in excess of the limits referred to in clause 10.3 hereof.

10.7 Nothing herein shall prevent BAM from marketing any Product in the Territory itself provided that BAM's expenses are in addition to the marketing expenses which BAM are required to reimburse to UBI SOFT hereunder.

10.8 UBI SOFT undertakes to appoint dedicated product managers in each major subsidiary and a Brand manager dedicated to the Products in its central marketing team.

10.9 The Parties agree that meetings shall be organized every 2 (two) months between UBI SOFT's central marketing team and BAM's marketing staffs in order to discuss Product launches, marketing plans and the overall on-going activities in relation to the Products.

10.10 UBI SOFT shall be entitled to use the Promotional Materials provided by BAM and to create original marketing materials for promotion purpose. The marketing materials created by UBI SOFT shall be submitted, for BAM's prior written approval. Once submitted, BAM shall have a maximum of 5 (five) Working Days to approve or reject the marketing material in writing. After 5 (five) Working Days without any response, the marketing materials shall be deemed approved, save that in the event that such approval requires the approval of all or any of BAM's licensors, the parties agree to extend in writing the approval period accordingly. BAM's approval shall not be unreasonably withheld.

10.11   In addition, UBI SOFT undertakes to:

10.11.1 manage the distribution, sales and stock of the Products;


* Confidential portion omitted and filed separately with the Commission.

10.11.2 manage the end-user support (including phone support, hint lines); All such expenses paid by UBI SOFT shall be invoiced to BAM once they have been incurred. BAM shall pay to UBI SOFT its invoiced end-user support expenses within 30 (thirty) days after the service on it of UBI SOFT's invoice.

10.11.3   manage the customer and sub-distributor accounts;

10.11.4 negotiate and administer co-operative advertising campaigns with customers;

10.11.5 handle public relations services (magazines, previews, reviews, preparation of press releases);

10.11.6   handle the Products' presentation;

10.11.7 negotiate, for the Products, the cost of media and point of sales on behalf of BAM;

10.11.8   manage BAM's brands;

10.11.9   advise BAM on sub-licensing opportunities;

10.11.10  advise BAM with regard to sales items (trailers, give-aways, goodies);

10.11.11 provide BAM with regular information relative to the performance of the Products in the Territory in comparison with BAM's competitors' products in the Territory;

10.11.12  plan manufacturing and inventory control of the Products;

10.11.13 prepare point of sales materials if relevant at UBI SOFT's sole discretion;

10.11.14  prepare sell sheets;

10.11.15 advise regarding, if required, the management of the localization and production of demonstration copies of the Products; and

10.11.16 work with BAM at trade shows if relevant at UBI SOFT's sole discretion;

10.12 In respect of any game software that has been designated by BAM as a Product pursuant to clause 1.1 and that has not been rejected by UBI SOFT pursuant to clause 1.1 BAM shall (subject always to clause 10.15) use all commercially reasonable endeavours not to release such game software for distribution in the United Kingdom before the date of first commercial release of the said software in any part of the Territory.

10.13 The obligation on BAM in clause 10.12 shall not apply to the extent that it contravenes any law or regulation in any part of the European Union or any part of the Territory.

10.14 The parties agree to discuss in good faith the recommended retail price to be suggested by UBI SOFT to its customers for each Product; provided however that in the event the parties do not reach an agreement, BAM shall at its sole discretion propose to UBI SOFT such recommended retail price.

11.     CONFIDENTIALITY

        Each Party undertakes to keep and treat as confidential and not disclose to any third party any information relating to the business or trade secrets of the other, including but not limited to information relating to the Products and other UBI SOFT software or marketing or support thereof, nor make use of such information for any purpose whatsoever other than for the purposes of this Agreement. This undertaking shall last during the Term and survive the Termination Date for a period of 2
        (two) years thereafter.

12.     TERMINATION

12.1 This Agreement may be terminated immediately by either Party by the service of notice on the other Party if (i) the other Party commits a breach of any obligations or undertakings hereunder and fails within 30 (thirty) days of the service on it of notice to that effect to remedy the same; (ii) the other Party shall convene a meeting of its creditors or if a proposal shall be made for a voluntary arrangement within applicable laws or a proposal for any other composition scheme or arrangement with (or assignment for the benefit of) its creditors or if the other shall be unable to pay its debts, or if a trustee, receiver, administrative receiver, or similar officer is appointed in respect of all or any part of the business or assets of the other or if a petition is presented or a meeting is convened for the purpose of considering a resolution or other steps are taken for the winding up of the other or for the making of an administration order (otherwise than for the purpose of an amalgamation or reconstruction)

12.2 The termination or expiry of this Agreement shall be without prejudice to the rights of the Parties accrued up to the date of such termination.

12.3 In the event of termination of this Agreement by UBI SOFT, according to Clause 12.1 above, UBI SOFT shall be entitled to the Sell-Off Period as specified in Clause 7.4. During this Sell-Off Period, UBI SOFT shall be authorized to sell and distribute any unit of the Products that remains in stock at the date of Termination but for the avoidance of doubt UBI SOFT shall continue to repay Remuneration in respect thereof in accordance with Clause 5.2.

12.4 All rights granted to UBI SOFT hereunder shall cease and automatically revert back to BAM in the event of termination or expiry hereof.

12.5    There shall survive the Termination Date:

12.5.1  clauses 1, 5.2, 6, 7.2, 8, 9, 11, 12.3, 12.5, 12.6, 13.1, 13.11 and
        13.12; and

12.5.2 any other provision of the Agreement whose terms or context requires its survival.

12.6 Without prejudice to Clause 12.3, within 30 (thirty) days after the Termination Date UBI-SOFT shall pay to BAM all Remuneration and other sums due to BAM hereunder.

13.     MISCELLANEOUS

13.1    Notices

13.1.1 All notices required or permitted by this Agreement shall be in writing and in the English language and sent by first class letter or by facsimile or email or delivered by hand on a Working Day (with a confirmation copy sent simultaneously by first class mail) to the receiving party at its principal office address as written above. Either Party may alter its address for notice by giving notice as aforesaid.

13.1.2  Any such notice shall be deemed to be duly served:-

        13.1.2.1 if delivered personally, on the date of delivery or, if not a Working Day, on the next Working Day;

        13.1.2.2 if sent by first class mail, 2 (two) Working Days following the date of posting; and

        13.1.2.3 if sent by facsimile or email, at the time of transmission, provided it is made on a Working day and that a copy is sent by first class post before 5:30 pm on the same day.

13.2    Force Majeure

13.2.1 Neither party shall be under any liability to the other or any other party in any way whatsoever for destruction, damage or delay arising out of circumstances beyond its reasonable control but not limited to war, rebellion, civil commotion, strikes, lock-outs and industrial disputes, fire, theft, explosion, earthquake, act of God, flood, drought or bad weather, the unavailability of deliveries, supplies, products, disks or other media or the requisitioning or other act or order by any government department, council or other constituted body. Notwithstanding the forgoing, each party shall use all reasonable endeavours to continue to perform, or resume performance of such obligations hereunder for the duration of such force majeure.

13.2.2 If either party is affected by force majeure, it shall promptly notify the other in writing of the nature and extent of the circumstances in question, and the length of time for which it is estimated such circumstance shall subset.

13.2.3 In the event that either party is affected by force majeure for a period of more than ninety (90) days the other party may terminate this Agreement upon notice to the first party.

13.3    Partial Ineffectiveness (Severability)

        If any term or provision of this Agreement shall be held by any judicial, arbitral, regulatory or other public authority of competent jurisdiction to be, illegal, invalid, void or unenforceable, it will be to that extent omitted and the validity or enforceability of the remainder of this Agreement shall not affected.

13.4   Assignment

       The parties may not assign this Agreement or any part hereof without the prior written consent of the other party, which approval shall not be unreasonably withheld and neither party may sub-contract or delegate its obligations under this Agreement without the prior written consent of the other party. No delegation or sub-contracting by either party of any of its obligations hereunder shall relieve it of its primary obligations hereunder to the other.

       Notwithstanding anything to the contrary herein, UBI SOFT shall be entitled to sub-contract the rights to market and distribute the Products to its affiliates in the Territory, which list is attached hereto in Schedule B, provided that UBI SOFT shall be primarily liable for all activities of its affiliates with respect to the Products.

13.5   Entire Agreement

       This Agreement supersedes any arrangements, undertakings, understandings, promises or agreements made or existing between the parties hereto prior to or simultaneously with this Agreement (other than the Nondisclosure Agreement and the Software Distribution Agreement
       entered into by the Parties on [        ] 2001 and [19 February] 2001
       respectively and constitutes the entire understanding between the parties hereto.

13.6   Headings

       The clause headings in this Agreement are inserted for ease of reference only and shall not affect the construction or interpretation of this Agreement.

13.7   Relationship between BAM and UBI SOFT

       It is agreed and understood that BAM is not the agent or representative of UBI SOFT and has no authority or power to bind or contract in the name of or to create any liability against UBI SOFT in any way or for any purpose. Nothing herein contained shall be construed to create a partnership or joint venture or employment relationship or agency relationship between the Parties.

13.8   Waiver

       The failure by either Party to enforce at any time or for any period any one or more of the terms or conditions of this Agreement shall not be a waiver of them or of the right at any time subsequently to enforce all terms and conditions of this Agreement.

13.9   Time of Essence

       Time shall be of the essence in respect of the performance by UBI SOFT and BAM of their respective obligations hereunder.

13.10     Alteration of Agreement

          No alteration, modification or addition to this Agreement nor any waiver of any of the terms hereof shall be valid unless made in writing and signed by the duly authorized representatives of both parties.

13.11 The parties agree that if, contrary to the intention and expectation of the parties, a court of competent jurisdiction deems the Commercial Agents Regulations 1993 (or equivalent) to apply to this Agreement or any part of it, UBI SOFT shall be entitled to be indemnified and not compensated thereunder.

13.12     Governing Law

          This Agreement shall be governed by the laws of England and shall be submitted in case of any dispute to the Courts on England

                                   SCHEDULE A

-------------------------------------------------------------------------------
TITLE                      GENRE                  FORMAT          RELEASE
-------------------------------------------------------------------------------
PPG Battle Babes            PPG                    PSX-2           nov-01
-------------------------------------------------------------------------------
PPG Mojo Jojo Titanic       PPG                    GBA             nov-01
-------------------------------------------------------------------------------
PPG Island of Dr Mojo       PPG                    PC - bud        sept-01
-------------------------------------------------------------------------------
Dexter Deesaster Strikes    Dexter                 GBA             nov-01
-------------------------------------------------------------------------------
Dexter Lab Time Forgot      Dexter                 PSX-2           nov-01
-------------------------------------------------------------------------------
Dexter Science Fair         Dexter                 PC - bud        sept-01
-------------------------------------------------------------------------------
Hot Potato                  Puzzle                 GBA             jun-01
-------------------------------------------------------------------------------
Five Pro Wrestling          Action                 GBA             jun-01
-------------------------------------------------------------------------------
Driven                      Arcade Racing          PS2 - 4         nov-01
-------------------------------------------------------------------------------
Driven                      Arcade Racing          GBA             nov-01
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
PPG Title                   PPG                    PS2             spring 02
-------------------------------------------------------------------------------
Dexter Title                Dexter                 PS2             spring 02
-------------------------------------------------------------------------------
PPG Title                   PPG                    GC              spring 02
-------------------------------------------------------------------------------
Dexter Title                Dexter                 GC              spring 02
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Reign of Fire               Arcade-Action          GBA             summer
                                                                   2002
                                                   PS2             summer
                                                                   2002
                                                   X-Box           summer
                                                                   2002
                                                   Game Cube       summer
                                                                   2000
-------------------------------------------------------------------------------
Sound of Thunder            Action-Adventure       GBA             X-mas 2002
                                                   PS2             X-mas 2002
                                                   X-Box           X-mas 2002
                                                   Game Cube       X-mas 2002
-------------------------------------------------------------------------------
6e Sens                     Adventure              X-Box           X-mas 2002
-------------------------------------------------------------------------------
Mage                        Action-Adventure       GBA             2003
                                                   PS2             2003
                                                   X-Box           2003
                                                   Game Cube       2003
-------------------------------------------------------------------------------
Ecks vs. Sever              Doom-like                              film 2003...
-------------------------------------------------------------------------------

                                   SCHEDULE B

TERRITORY

France, Germany, Italy, Spain, Benelux
Austria, Switzerland
Finland, Norway, Denmark, Sweden

UBI SOFT'S AFFILIATES

Ubi Soft France, Montreuil 93108, France

Ubi Soft GmbH, Dusseldorf, Germany,

Ubi Soft GmbH, Salsbourg 5023, Austria.

Ubi Soft Spa, Milano 20143, Italy

Ubi soft SA, Barcelona 08190, Spain

Ubi Soft, Bruxelles 1140, Belgium

Ubi Soft Nordic AS, Frederiksberg 2000, Denmark/Bromma 16869, Sweden


* Confidential portion omitted and filed separately with the Commission.

                                   SCHEDULE C

TRADE MARKS

BAM! ENTERTAINMENT

BAM!

BAM! 4

BAY AREA MULTI MEDIA, INC.

                                   SCHEDULE D

                BAM & UBI SOFT: NEW GUIDELINES TO BE IMPLEMENTED

ORGANISATION

o    BAM and UBI SOFT provide the list of the contacts for each game.

o At least every two months, UBI SOFT EMEA Central Marketing and BAM will have a common meeting to make the point on each current project.

o UBI SOFT'S relationship with the licensors: the subsidiaries should inform & copy whenever possible BAM on every contact they have with WARNER BROS. or CARTOON NETWORK or any other licensor. If they have meetings dedicated to BAM properties, BAM should be invited. If BAM can't come, the subs should send a brief summary of each meeting to them. Please make sure that Lisa Cheney and the appropriate product manager is included in the notes.

o BAM can visit or take part in UBI SOFT internal meetings provided that BAM and the Local Brand managers/Central Marketing have a preliminary consultation about the strategy and the communication that have to be adopted. The goal of those visits is to motivate the sales forces on the licences.

o BAM's contact is UBI SOFT's central marketing. In case BAM needs to be in direct contact with the subsidiaries, central marketing must be warned and copied in all correspondence.

PRODUCTION PLANNING

o Right from the beginning, BAM should supply a general planning including info regarding the software development and approval, paperparts localisation and approval, product production and release date.

o The UK products shall not be made available in the UK before they are available in the different territories.

o The planning of each game (see attached chart as an example) has to be updated weekly by BAM and then sent to UBI SOFT every Friday.

APPROVAL

o For each approval, BAM or UBI SOFT have 5 working days, except for other licensor constraints. Therefore BAM should provide asap all necessary approval processes and timing for each property, in writing.

o BAM should submit all artworks to UBI SOFT first and then to WARNER BROS. and CARTOON NETWORK, except for the game manuals that won't be approved by UBI SOFT. BAM will need to have the manuals proof-read.

o Local artworks created by UBI SOFT'S subsidiaries will be sent to UBI SOFT Central Marketing that will regroup all submissions and send them to BAM Central Marketing for final approval before they go to print/manufacture.

PRESS RELEASE

o BAM needs to approve the draft sent by UBI SOFT. Once approved between the parties, BAM will submit the press release to the licensors for their approval.

LOCALISATION

o BAM will first need to send as soon as available the minimum number of units required to have a localisation implemented.

o As soon as they have enough information from BAM, UBI SOFT will provide a sales estimate for each country. This is not a final order, just an estimate to help localisation decisions.

o    Then we will jointly decide the level of localisation.

PAPER PARTS (PRINTED MATERIALS)

o    UBI SOFT will provide BAM with a UBI "style guide" including legal lines, logo, technical support, etc.... that will have to be implemented to all artworks and especially for the manuals that won't be approved by UBI SOFT.

o The packs & the labels have to be approved by UBI SOFT and then by WARNER BROS. and CARTOON NETWORK. Hence UBI SOFT will make sure that all legal lines constraints are taken into account + that the wording is adapted to local specificities.

o    All manuals should be forwarded to UBI SOFT as soon as available.

o    BAM to generate barcode per SKU.

o Localisation of the paper parts: once the English back of box text is approved by CN/WB, BAM will get the text translated and then submit the translated versions to UBI SOFT for approval. UBI SOFT's subsidiaries will suggest localised titles fitted to their market.

SAMPLES

o Samples will be allocated to UBI SOFT for promotional activities according to sales estimates.

          -  [*] if sales >  [*]   units

          -  [*] if sales >  [*]   units

          -  [*] if sales <  [*]   units

o The samples breakdown will be made by UBI SOFT central marketing according to the need of each country. The dispatch will be made by BAM. UBI SOFT will confirm by sku the promotional copies needed.

o Should BAM require samples for its own licensors, the products will be sent from UBI SOFT warehouse at BAM's own expenses and risk.


* Confidential portion omitted and filed separately with the Commission.

MARKETING ELEMENTS

- Once the marketing materials such as: sell sheets, prints ads, trade marketing materials are approved in English by Cartoon Network and WM then BAM will provide UBI SOFT with all the artwork as layered files for UBI SOFT territories to localize. BAM will need to see the localized versions for approval before they go to print just to make sure that the core elements already approved by CN/WB are still implemented.

- Should be provided as soon as available and approved by WB & DC Comics and for each product: POS/ads to be localised, sell sheets, high res material, screenshots, posings, high res images, beta footage, walkthrough, cheat codes . . .

- UBI SOFT's subsidiaries need to have the opportunity to create their own elements if necessary. Therefore UBI SOFT will submit their creations to BAM approval.

- For trade-marketing materials BAM will provide concepts to UBI SOFT for their buy in before the designs go to the licensor for final approval.

MARKETING PLANS

-   BAM to send their UK marketing plan as a reference.

- UBI SOFT central marketing will present their European marketing plans 3 months prior to release with budgets based on estimated local sales.

- Hence BAM will approve or disapprove these budgets breakdown before allocating them. In case specific operations outweigh the first allocated budget, the costs incurred may be improved by BAM at its sole discretion.

- UBI SOFT will re-invoice BAM each quarter together with sending of royalty statements.

IN WITNESS WHEREOF, the undersigned hereby acknowledge that they have read and understand the terms of this Agreement, and that by signing this Agreement they agree to be bound by all terms, conditions, and obligations contained herein.



Signed  /s/ A. WILLIAMS                  Signed /s/ A. CORRE
      -----------------------------            ---------------------------------
Name:       A. Williams M.D.             Name:      A. Corre (MD)
     -------------------------------          ----------------------------------

Duly authorised for and on behalf of:    Duly authorised for and on behalf of:
UBI SOFT ENTERTAINMENT SA                BAM ENTERTAINMENT LIMITED
in the presence of:                      in the presence of:


Witness signature:                       Witness signature:


Witness name:                            Witness name:


Witness address:                         Witness address:


Occupation:                              Occupation: